SANDS BROTHER & CO., LTD.
                               INVESTMENT BANKERS
                       90 PARK AVENUE, NEW YORK, NY 10016
           (212) 697-5200 Toll Free (800) 866-6116 Fax (212) 297-0670

                                                              August 14, 1996


USA Finance, Inc.
1111 Park Center Road
Suite 300
Miami, FL 33169

Attn:    Stephen E. Michaelson
         Chief Executive Officer

Dear Mr. Michaelson:

         This is to confirm our understanding that Sands Brothers & Co., Ltd. ("Sands Brothers") has been engaged as a financial advisor to USA Finance, Inc., its successors, subsidiaries and affiliates (collectively, the "Company"), with respect to financial advisory matters for the one year period commencing the date hereof. In this regard, Sands Brothers shall devote such business, time and attention to matters on which the Company shall request its services as shall be determined by Sands Brothers. All services shall be rendered by Sands Brothers in New York City.

A.       Financial Advisory Services

         During the term of this agreement, Sands Brothers shall provide the Company with such regular and customary financial advisory services as are reasonably requested by the Company, provided that Sands Brothers shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. In performance of its duties, Sands Brothers shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of Sands Brothers' advice is not measurable in a quantitative manner and Sands Brothers shall be obligated to render advice, upon the request of the Company, in good faith, as shall be determined by Sands Brothers. Sands Brothers's duties may include, but will not necessarily be limited to:

         (i) advice regarding the formation of corporate goals and their implementation;

         (ii) advice regarding the financial structure of the Company or its divisions or any programs and projects undertaken by any of the foregoing;

Stephen E. Michaelson
August 14, 1996
Page -2-


         (iii)    advice regarding obtaining financing;

         (iv) advice regarding corporate organization, personnel and selection of needed specialty skills;

         (v) subject to satisfactory due diligence investigation of the Company, the provision of analyst coverage on the Company's stock; and

         (vi) market making activities in compliance with all rules and regulations of the Securities Exchange Act of 1934, as amended.

         The Company acknowledges that Sands Brothers and its affiliates are in the business of providing financial advisory services (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict Sands Brothers or its affiliates in conducting such business with respect to others or in rendering such advice to others.

         In consideration of such financial advisory services, the Company agrees to (i) pay Sands Brothers a non-refundable fee of $35,000, payable upon the consummation by the Company of any debt financing from a banking, institutional or similar lender following the date of this letter agreement resulting in gross proceeds to the Company of at least $1 million and (ii) issue to Sands Brothers (or its designees), upon the execution and delivery of this letter agreement, 200,000 shares of its common stock which shall be registered under the Registration Statement (as hereinafter defined) and five-year warrants to acquire 200,000 shares of the Company's common stock, 100,000 of which shall be exercisable at a price of $5 (the "First Warrants") and 100,000 of which shall be exercisable at a price of $8 ("Second Warrants" and with the First Warrants, the "Warrants"), which Warrants shall vest upon the earlier of (i) eighteen (18) months from issuance or (ii) one (1) year from the effective date of the Company's registration statement expected to be filed with the Securities and Exchange Commission promptly hereafter (the "Registration Statement"). The Warrants shall contain standard provisions concerning demand, piggy-back registration and anti-dilution rights, including coverage under the Registration Statement. Such payment shall be in addition to any other compensation and reimbursement of expenses described herein.

B.       Future Financings - Right of First Refusal

         The Company hereby grants Sands Brothers the right of first refusal to underwrite or place any future public or private sales of equity securities whatsoever of the Company (excluding sales to employees of the Company), or any such sale by any of the principal shareholders of the Company, either of which would otherwise be underwritten or privately placed by another investment banking firm, broker-dealer or placement agent, during a one (1) year period from the date of this letter agreement. It is understood that if such a proposed financing is offered to Sands Brothers, Sands Brothers shall have thirty (30) days in the event of a proposed public financing, and ten (10) business days in

Stephen E. Michaelson
August 14, 1996
Page -3-


the event of a proposed private financing, which to determine whether or not to accept such offer and, if Sands Brothers refuses, and provided that such a financing is consummated (a) with another investment banking firm, broker-dealer or placement agent upon the same terms and conditions as those offered to Sands Brothers and (b) within six months after the end of the aforesaid thirty (30) day or ten (10) day period, as the case may be, this right of first refusal shall thereafter be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clauses (a) and (b) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this paragraph.

C.       General

         In addition to all other charges payable to Sands Brothers as per the terms hereof, the Company agrees to reimburse Sands Brothers, upon requests made from time to time, for all of its reasonable out-of-pocket expenses up to Five Thousand ($5,000) Dollars (of which any one or series of related expenses in excess of $1,000 shall be pre-approved by the Company) incurred in connection with its activities under this agreement.

         If, in connection with any services or matters that are the subject of this agreement, Sands Brothers becomes involved in any capacity, except as plaintiff directly against the Company, in any action or legal proceeding, the Company agrees to reimburse Sands Brothers for the reasonable legal fees and disbursements of counsel and other expenses (including the cost of investigation and preparation) incurred by Sands Brothers. The Company also agrees to indemnify and hold Sands Brothers harmless against any losses, claims, damages or liabilities, joint or several, asserted by any party other than the Company, to which Sands Brothers may become subject in connection with the services which are the subject of this agreement; provided, however, that the Company shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability primarily resulted from the willful misfeasance or gross negligence of Sands Brothers. The provisions of this paragraph shall survive the expiration of the period of this agreement set forth in the first paragraph hereof. The Company's agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person, if any, who may be deemed to control Sands Brothers.

Stephen E. Michaelson
August 14, 1996
Page -4-


         This letter constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in a writing signed by both parties. This agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law thereof. Neither the execution and delivery of this letter by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the company or require the payment, any pre-payment or other penalty with respect thereto.

         If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.


                                           Very truly yours

                                           SANDS BROTHERS & CO., LTD.




                                           By: /s/ Alan Bluestine
                                               ---------------------------------
                                               Alan Bluestine
                                               V.P.-Corporate Finance

ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

USA Finance, Inc.



By:  /s/ Stephen E. Michaelson
     -----------------------------
     Stephen E. Michaelson,
     Chief Executive Officer

Stephen E. Michaelson
August 14, 1996
Page -5-


ARTICLE C HEREOF ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

American Maple Leaf Financial Corp.



By: /s/ Andrew Panzo
    -------------------------------------
    Andrew Panzo, Authorized Officer



/s/ Andrew Panzo
-----------------------------------------
Andrew Panzo



/s/ Stephen E. Michaelson
-----------------------------------------
Stephen E. Michaelson



/s/ Steve Margolis
-----------------------------------------
Steve Margolis



/s/ Mark Margolis
-----------------------------------------
Mark Margolis